Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350 AS ADDED BY

SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of OceanFirst Financial Corp. and subsidiary (the “Company”) on Form 10-K for the period ending December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ Christopher D. Maher
Christopher D. Maher
Chief Executive Officer
March 15, 2016

/s/ Michael J. Fitzpatrick
Michael J. Fitzpatrick
Chief Financial Officer
March 15, 2016